                                                                      Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No.
333-52154 of eSpeed, Inc. and subsidiaries (the Company) on Form S-3 (relating to the eSpeed, Inc. 1999 Long-Term Incentive Plan), Registration Statement No.
333- 34324 of the Company on Form S-8 (relating to the "eSpeed, Inc. 1999
Long-Term Incentive Plan and the eSpeed, Inc. Employee Stock Purchase Plan) and
Registration Statement No. 333-49056 of the Company on Form S-8, including
Post-Effective Amendment No.1 thereto dated February 27, 2001 (relating to the
eSpeed, Inc. Deferral Plan for Employees of Cantor Fitzgerald, L.P. and its
Affiliates), of our reports, dated March 15, 2005, relating to the financial statements of eSpeed, Inc. and subsidiaries and management's report of the effectiveness of internal control over financial reporting appearing in this
Annual Report on Form 10-K of eSpeed, Inc. and subsidiaries for the year ended
December 31, 2004.

/s/Deloitte & Touche LLP

March 15, 2005
New York, New York